NYSE Amex Equities Exchange Symbol - UEC
FOR IMMEDIATE RELEASE	April 26, 2011

Uranium Energy Corp Reports Independent NI 43-101-Qualified Inferred Resource of 2.8 Million Pounds U3O8 at the Company's Salvo Project in South Texas

Corpus Christi, TX - April 26, 2011 - Uranium Energy Corp (NYSE-AMEX: UEC, the "Company") is pleased to announce that an updated, independent National Instrument 43-101 ("NI 43-101") Technical Report on the Company's Salvo Project located in Bee County, Texas, is in the process of being completed and reports an Inferred mineral resource of 1.2 million tons grading 0.08 percent U3O8 or 2.839 million pounds U3O8.

The Salvo Project NI 43-101 Technical Report will be filed shortly on the SEDAR website at www.sedar.com, and will be available for viewing on the Company's website at www.uraniumenergy.com. The Technical Report is authored by Thomas A. Carothers, P.Geo., a qualified person as defined in NI 43-101, who has over 30 years of uranium experience, substantially in the South Texas uranium trend.

Amir Adnani, President and CEO, stated, "Management is very pleased with the progress and resource expansion at Salvo. Phase-two drilling has commenced and will continue through the summer in order to bring much of the resource into the Measured and Indicated categories, and to further expand the resource. The Company targets Salvo to become its third in-situ recovery satellite project, after Palangana and Goliad, to produce and provide U3O8 resins for processing at the Company's nearby Hobson plant."

The Salvo project consists of 4,238 acres of contiguous leases located about ten miles southwest of the town of Beeville, Texas. The Salvo project is approximately 45 miles from the Company's Hobson processing facility.

In-situ recovery ("ISR") is potentially the most suitable mining method for this project based on evaluation of grade and depth of the mineralized zones. A preliminary core leach test indicated that the mineralization is amenable to leaching with an oxygenated agent. The mineralized horizons are confined by impermeable clay layers above and below the mineralization and are considered to be ideal for the use of ISR methodology. The deposits are generally not oxidized, and should have good groundwater flow characteristics.

The basis for the Inferred resource are two large-scale historical mineral investigations performed by Mobil Oil (1982) and Uranium Resources Inc ("URI") (1984), plus the results from 105 drill holes from the Company's ongoing drilling program initiated in November 2010 to March 31, 2011. URI had prepared an historical resource estimate of 1.5 million pounds in 1984 based on 314 drill holes.

Based on an evaluation of all current data, the Technical Report estimates an Inferred mineral resource of approximately 1.2 million tons grading 0.08 percent U3O8 or 2.839 million pounds U3O8 after adjustment for a positive disequilibrium factor ("DEF").

DEF measures the ratio between the chemical grade of U3O8 using Prompt Fission Neutron ("PFN") procedures and Gamma procedures. PFN procedures provide a direct reading of uranium mineralization whereas Gamma procedures provide an indirect estimate of uranium content. A positive DEF value is indicative of additional mineralization that potentially could be underreported using Gamma procedures alone.

The average DEF determined by historic Princeton Gamma Tech ("PGT") logging done by URI is estimated by the Company to be approximately 1.6, based on an average of 20 intercepts from 8 holes logged in 1984. The Company's current drilling program has resulted in additional data regarding the positive disequilibrium of the mineralization with DEF values ranging generally from 1.1 to 2.0, thus verifying the suitability of the historical PGT DEF values. See the Company's news releases dated April 6, 2011 and December 20, 2010.

With the initial qualified resource estimate complete, the Company has started its phase-two drilling campaign at Salvo which will continue through the summer. Metallurgical and other tests will also be performed to confirm that the mineralization here could be produced using in-situ recovery methods.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, a QP under NI 43-101 standards.

About Uranium Energy Corp

Uranium Energy Corp. is a U.S.-based uranium production, development and exploration company operating North America's newest uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which has just initiated production, and the Goliad in-situ recovery project which has been granted its Mine Permit and is in the final stages of mine permitting for production. The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE-AMEX: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the "SEC") Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources indicated mineral resources or inferred mineral resources referred to in this news release and in the Technical Report are economically or legally mineable.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.